        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed financial statements are based on our historical financial statements and the historical financial statements of Potain and should be read in conjunction with the historical financial statements included in this offering memorandum.

   The pro forma financial statements reflect the following:

  .  the acquisition of Potain;

  . the issuance of (Euro)175.0 million (approximately U.S. $164.3 million computed at the noon buying rate on December 29, 2000) of senior subordinated notes in this offering;

  .  borrowings of $387.7 million under our new senior credit facility; and

  . the prepayment of outstanding borrowings under our existing revolving credit facility and our existing senior notes due 2010.

   Pro forma adjustments to historical financial statements include adjustments that we deem appropriate, reflecting items of recurring significance and which are factually supported based on currently available information. We assumed that the acquisition of Potain and related financing transactions, including the issuance of the notes, occurred on January 1, 2000 for purposes of preparing the pro forma condensed consolidated statement of earnings and on December 31, 2000 for purposes of preparing the condensed consolidated balance sheet. The pro forma financial statements may not be indicative of what actual results would have been, nor do the pro forma financial statements purport to present our condensed consolidated financial results for future periods.

   The unaudited pro forma condensed consolidated financial data has been derived from the historical consolidated financial statements of Manitowoc and Potain. The pro forma adjustments, as described in the notes that follow, are based upon available information and upon certain assumptions that management believes are reasonable. You should read this information in conjunction with the financial statements of Manitowoc and Potain included elsewhere in this offering memorandum. The unaudited pro forma condensed consolidated financial statements are included for comparative purposes only and do not purport to be indicative of the results of Manitowoc in the future or what the financial position and results of operations would have been had Manitowoc acquired Potain on the dates described above.

   Amounts in U.S. dollars have been translated from euro at the rate of
(Euro)1.00 to $0.94, the noon buying rate on December 29, 2000, in the unaudited pro forma condensed consolidated balance sheet and at the rate of
(Euro)1.00 to $0.92, the average noon buying rate on the last business day of each month during 2000, in the unaudited pro forma condensed consolidated statement of earnings.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                (In thousands, except per share data and ratios)

                                         Year Ended December 31, 2000
                                 -----------------------------------------------
                                 Manitowoc  Potain(1)   Pro Forma        Pro
                                 Historical Historical Adjustments      Forma
                                 ---------- ---------- -----------    ----------
Net sales......................   $873,272   $259,962   $    --       $1,133,234
Costs and expenses:
  Cost of sales................    637,538    184,697        --          822,235
  Engineering, selling and
   administrative expenses.....    114,901     45,672        --          160,573
  Amortization.................      8,181      2,335      4,518 (2)      15,034
                                  --------   --------   --------      ----------
    Total costs and expenses...    760,620    232,704      4,518         997,842
Earnings from operations.......    112,652     27,258     (4,518)        135,392
Interest expense...............    (14,508)      (192)   (35,008)(3)     (49,708)
Other (expense) income, net....    (2,024)       (472)      (305)(4)      (2,801)
                                  --------   --------   --------      ----------
Earnings before income taxes...     96,120     26,594    (39,831)         82,883
Provision for taxes on income..     35,852     10,750    (12,620)(5)      33,982
                                  --------   --------   --------      ----------
Net earnings(6)................   $ 60,268   $ 15,844   $(27,211)     $   48,901
                                  ========   ========   ========      ==========

Per Share Data:
Earnings per share--basic......   $   2.42                            $     1.96
                                  ========                            ==========
Weighted average shares
 outstanding--basic............     24,891                                24,891
                                  ========                            ==========
Earnings per share--diluted....   $   2.40                            $     1.95
                                  ========                            ==========
Weighted average shares
 outstanding--diluted..........     25,123                                25,123
                                  ========                            ==========

Other financial data:
Depreciation...................   $  9,872   $ 11,940                 $   21,812
Amortization...................      8,181      2,335                     15,034
EBITDA(7)......................    130,705     41,533                    172,238
Capital expenditures(8)........     13,415     30,309                     43,724
Ratio of EBITDA to interest
 expense.......................        9.0x     216.3x                       3.5x
Ratio of earnings to fixed
 charges(9)....................        4.8x       9.7x                       2.2x


  The accompanying notes are an integral part of these pro forma consolidated financial statements.

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

   The following adjustments have been made to the historical condensed consolidated historical statements of earnings of Manitowoc and Potain to compute the unaudited pro forma amounts.

       (1) The table below sets out the adjustments necessary to convert the Potain historical statement of earnings from French GAAP to U.S. GAAP. The Potain historical financial information and U.S. GAAP adjustments have been derived from the Potain consolidated financial statements included elsewhere in this offering memorandum.

                                                Potain     U.S. GAAP   Potain
                                              French GAAP Adjustments U.S. GAAP
                                              ----------- ----------- ---------
      Net sales..............................  $264,016     $(4,054)  $259,962
      Costs and expenses:
        Cost of sales........................   188,210      (3,513)   184,697
        Engineering, selling and
         administrative......................    44,847         825     45,672
        Amortization.........................     2,168         167      2,335
                                               --------     -------   --------
          Total costs and expenses...........   235,225      (2,521)   232,704
      Earnings from operations...............    28,791      (1,533)    27,258
      Interest (expense) income--net.........       799        (991)      (192)
      Other (expense) income--net............      (541)         69       (472)
                                               --------     -------   --------
      Earnings before income taxes...........    29,049      (2,455)    26,594
      Provision for taxes on income..........    10,634         116     10,750
                                               --------     -------   --------
      Net income.............................  $ 18,415     $(2,571)  $ 15,844
                                               ========     =======   ========

    (2) To adjust amortization based on the increase in goodwill in connection with the Potain acquisition. Goodwill is being amortized over forty years.

    (3) To adjust interest expense to reflect the issuance of debt in connection with the acquisition of Potain and the repayment of existing debt:

                                                                       Pro forma
                                                             Interest  Interest
   Instrument                                        Amount    Rate     Expense
   ----------                                       -------- --------  ---------
   Senior credit facility:
     Revolving credit facility..................... $ 37,700    7.35%   $ 2,771
     Term loan A...................................  200,000    7.35     14,700
     Term loan B...................................  150,000    7.85     11,775
                                                    --------
       Total.......................................  387,700
   Senior subordinated notes.......................  164,300   10.50     17,252
   Miscellaneous...................................   19,532 Various      1,023
   Amortization of financing costs.................      --      --       2,187
                                                    --------            -------
                                                    $571,532            $49,708
                                                    ========            =======

    The revolving credit facility, which provides for maximum borrowings of $125.0 million, has a 0.375% commitment fee on the unused balance (see Note
  (4) below).

    The above interest amounts related to the revolving credit facility and term loans assume a LIBOR rate of 5.1%. A 0.125% increase or decrease in the assumed average interest rate would change the pro forma interest expense for the year ended December 31, 2000 by approximately $485,000.

    (4) To record the commitment fee related to the assumed unused balance of the new revolving credit facility which provides for maximum borrowings of $125.0 million.

    (5) To adjust the provision for taxes on income to an effective income tax rate of 41%.

    (6) Upon consummation of this offering, we will recognize an extraordinary loss ($2.1 million, net of tax effects) related to the early extinguishment of our existing debt which will be paid from proceeds from the financing.

    (7) EBITDA consists of earnings from operations plus depreciation and amortization. We have presented EBITDA information solely as a supplemental disclosure because management believes that it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be construed as an alternative to earnings from operations as determined in accordance with generally accepted accounting principles as an indicator of our operating performance, or as an alternative to cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of liquidity. We have significant uses of cash flows, including capital expenditures and debt principal repayments that are not reflected in EBITDA. It should also be noted that not all companies that report EBITDA information calculate EBITDA in the same manner as we do.

    (8) Potain capital expenditures of $30.3 million represent additions to gross fixed assets, which include intangible assets; goodwill; property, plant and equipment; financial assets and investments accounted for by the equity method. Approximately $20.5 million of these capital expenditures represent investment in Potain's crane rental fleet, including an $8.1 million one-time conversion of certain sales contracts for capital leases in reconciliation to U.S. GAAP. Management estimates that the portion of pro forma capital expenditures related to additions to property, plant and equipment (excluding the crane rental fleet) was approximately $23.2 million.

    (9) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings from operations before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                            December 31, 2000
                               ------------------------------------------------
                               Manitowoc   Potain(1)   Pro Forma
                               Historical  Historical Adjustments    Pro Forma
                               ----------  ---------- -----------    ----------
ASSETS
Current Assets:
  Cash and cash equivalents... $  13,983    $ 11,009   $ (11,009)(2) $   13,983
  Accounts receivable--net....    88,231     111,419         --         199,650
  Inventories.................    91,178      56,466         --         147,644
  Other current assets........     9,523         --          --           9,523
  Future income tax benefits..    20,592         --          --          20,592
                               ---------    --------   ---------     ----------
    Total current assets......   223,507     178,894     (11,009)       391,392
                               ---------    --------   ---------     ----------
Intangible assets--net........   308,073       9,096     196,523 (3)    513,692
Property, plant and
 equipment--net...............    99,940      74,269         --         174,209
Deferred income taxes.........       --        4,713      (4,713)(2)        --
Deferred financing costs......       678         --       14,522 (4)     15,200
Other non-current assets......    10,332       2,614         --          12,946
                               ---------    --------   ---------     ----------
    Total assets.............. $ 642,530    $269,586   $ 195,323     $1,107,439
                               =========    ========   =========     ==========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current Liabilities:
  Accounts payable and accrued
   expenses................... $ 144,713    $ 79,315   $  (1,260)(5) $  222,768
  Short-term borrowings.......    81,000       8,620     (82,009)(6)      7,611
  Current portion of long-term
   debt.......................       270         --       31,125 (6)     31,395
  Product warranties..........    13,507       3,557         --          17,064
  Other current liabilities...       --       16,819         --          16,819
                               ---------    --------   ---------     ----------
    Total current
     liabilities..............   239,490     108,311     (52,144)       295,657
                               ---------    --------   ---------     ----------
Non-Current Liabilities:
  Long-term debt, less current
   portion....................   137,668      13,297    (139,314)(6)     11,651
  Senior subordinated notes...       --          --      164,300 (6)    164,300
  Senior credit facility......       --          --      356,575 (6)    356,575
  Postretirement benefit
   obligation.................    20,341       2,767         --          23,108
  Deferred income taxes.......       --        6,228      (6,228)(2)        --
  Other non-current
   liabilities................    11,262      13,235         --          24,497
                               ---------    --------   ---------     ----------
    Total non-current
     liabilities..............   169,271      35,527     375,333        580,131
                               ---------    --------   ---------     ----------

Minority interest.............       --           87         (87)(2)        --

Stockholders' Equity:
  Common stock................       367      12,830     (12,830)(2)        367
  Additional paid-in capital..    31,602      11,745     (11,745)(2)     31,602
  Accumulated other
   comprehensive loss.........    (2,569)       (806)        806 (2)     (2,569)
  Retained earnings...........   334,433     101,892    (101,892)(2)    332,315
                                                          (2,118)(5)
  Treasury stock..............  (130,064)        --          --        (130,064)
                               ---------    --------   ---------     ----------
    Total stockholders'
     equity...................   233,769     125,661    (127,779)       231,651
                               ---------    --------   ---------     ----------
    Total liabilities and
     stockholders' equity..... $ 642,530    $269,586   $ 195,323     $1,107,439
                               =========    ========   =========     ==========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

   The following adjustments have been made to the condensed consolidated historical balance sheets of Manitowoc and Potain to compute the unaudited pro forma condensed consolidated balance sheet.
    (1) The table below sets out the adjustments necessary to convert the Potain historical balance sheet from French GAAP to U.S. GAAP. The Potain historical financial information and U.S. GAAP adjustments have been derived from the Potain consolidated financial statements included elsewhere in this offering memorandum.

                                                 Potain                Potain
                                                 French    U.S. GAAP    U.S.
                                                  GAAP    Adjustments   GAAP
                                                --------  ----------- --------
Assets
Current Assets:
  Cash and cash equivalents.................... $ 15,639    $(4,630)  $ 11,009
  Accounts receivable--net.....................  111,419        --     111,419
  Inventories..................................   56,466        --      56,466
  Other current assets.........................      --         --         --
  Future income tax benefits...................      --         --         --
                                                --------    -------   --------
    Total current assets.......................  183,524     (4,630)   178,894
Intangible assets--net.........................    9,266       (170)     9,096
Property, plant and equipment--net.............   58,676     15,593     74,269
Deferred income taxes..........................    2,018      2,695      4,713
Deferred financing costs.......................      --         --         --
Other non-current assets.......................    3,003       (389)     2,614
                                                --------    -------   --------
    Total assets............................... $256,487    $13,099   $269,586
                                                ========    =======   ========
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses........ $ 79,252    $    63   $ 79,315
  Short-term borrowings........................    8,620        --       8,620
  Current portion of long-term debt............      --         --         --
  Product warranties...........................    3,445        112      3,557
  Other current liabilities....................   10,294      6,525     16,819
                                                --------    -------   --------
    Total current liabilities..................  101,611      6,700    108,311
Non-current Liabilities:
  Long-term debt, less current portion.........   13,297        --      13,297
  Senior subordinated notes....................      --         --         --
  Senior credit facility.......................      --         --         --
  Post retirement benefit obligation...........    4,690     (1,923)     2,767
  Deferred income taxes........................    5,981        247      6,228
  Other non-current liabilities................      --      13,235     13,235
                                                --------    -------   --------
    Total non-current liabilities..............   23,968     11,559     35,527
Minority interest..............................       87        --          87
Stockholders' Equity:
  Common stock.................................   12,830        --      12,830
  Additional paid-in capital...................   11,745        --      11,745
  Accumulated other comprehensive loss.........     (806)       --        (806)
  Retained earnings............................  107,052     (5,160)   101,892
  Treasury stock...............................      --         --         --
                                                --------    -------   --------
    Total stockholders' equity.................  130,821     (5,160)   125,661
                                                --------    -------   --------
    Total liabilities and stockholders'
     equity.................................... $256,487    $13,099   $269,586
                                                ========    =======   ========

    (2) Represents the elimination of Potain historical amounts related to cash, deferred income taxes, minority interest, and stockholders' equity.

    (3) To record goodwill of $196.5 million in connection with the Potain acquisition. The purchase price of $312.7 million includes the amount to be paid to Group Legris Industries SA (seller) of $307.7 million plus estimated direct acquisition costs of $5.0 million. In addition, the seller will be paid the cash balance of Potain at December 31, 2000 of $11.0 million. The purchase price is subject to an adjustment for the net earnings of Potain from January 1, 2001, to the closing date.

  The excess of the purchase consideration over the net assets acquired (goodwill) is required to be applied to write-up assets to their fair market value. No appraisals of assets have yet to be performed and all of the excess of purchase consideration over the net assets to be acquired is being recorded as goodwill. Subsequent valuation analyses could potentially change the purchase price allocation. Goodwill is being amortized over forty years for purposes of the unaudited pro forma condensed consolidated statement of earnings.

    (4) Reflects estimated new debt issuance costs of approximately $15,200 that will be incurred as a result of the acquisition of Potain and related debt financing, net of a write-off of $678 of unamortized debt issuance costs related to existing debt which is paid with the proceeds of the financing. The deferred financing fees are being amortized over the term of the related debt, which ranges from 6 to 10 years.


    (5) To record the effects of the extraordinary loss related to the early extinguishment of the existing Manitowoc debt as follows:

      Prepayment penalty............................................... $ 2,700
      Write-off of deferred financing costs............................     678
                                                                        -------
                                                                          3,378
      Less-income tax benefit..........................................  (1,260)
                                                                        -------
      Retained earnings adjustment..................................... $ 2,118
                                                                        =======

    (6) The pro forma adjustments required to record the financing portion of the transactions are as follows:

      Payment of short-term borrowings:
        Manitowoc................................................... $ (81,000)
        Potain......................................................    (1,009)
                                                                     ---------
                                                                     $ (82,009)
                                                                     =========
      Payment of long-term borrowings:
        Manitowoc revolving credit facility......................... $ (59,319)
        Manitowoc senior notes due 2010.............................   (75,000)
        Potain debt.................................................    (4,995)
                                                                     ---------
          Total..................................................... $(139,314)
                                                                     =========
      Proceeds from senior subordinated notes....................... $ 164,300
                                                                     =========
      Proceeds from senior credit facility:
        Revolving credit facility................................... $  37,700
        Term loan A.................................................   200,000
        Term loan B.................................................   150,000
                                                                     ---------
                                                                       387,700
        Current portion.............................................   (31,125)
                                                                     ---------
          Total..................................................... $ 356,575
                                                                     =========